SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 16, 2006

                               SEW CAL LOGO, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
            Nevada                       333-113223                   46-0495298
 -------------------------------    ---------------------     ------------------------------
 (STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)     (IRS EMPLOYEE INCORPORATION OR
         ORGANIZATION)                                            IDENTIFICATION NO.)
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               207 W. 138th Street, Los Angeles, California 90061
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (310) 352-3300
                            (ISSUER TELEPHONE NUMBER)

                                      NONE
                            (FORMER NAME AND ADDRESS)

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 16, 2006, we completed a financing agreement for $2,000,000 with private investors (the "Investors"). Under the terms of the agreement, at Closing, we received the principal amount of $700,000, the first of three traunches of the funding which are expected to be completed over the course of the next several months. We issued to the Investors secured convertible notes totaling $2,000,000 with an 8% interest rate and a maturity date of February 16, 2009. The notes are convertible into our shares of common stock at the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period ending one trading day prior to the date a conversion notice is sent to us. We simultaneously issued to the private investors five (5) year warrants to purchase 2,142,858 shares of our common stock which are exercisable at an exercise price of $0.50.

We are committed to filing an SB-2 Registration Statement with the SEC within 45 days from February 16, 2006, the closing date. We will receive the second traunch of the funding when the SB-2 is filed with the SEC and the third and final traunch of the funding when the SB-2 is declared effective by the SEC. There are penalty provisions for us should the filing not become effective within 135 days of the closing date of February 16, 2006. The notes are secured by all of our assets.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SEW CAL LOGO, INC.

                                    By: /s/ Richard Songer
                                            ------------------------------------
                                            Richard Songer
                                            President and CEO

Dated: February 21, 2006